**EXCHANGE AGREEMENT**

Between

U.S. Environmental, Inc.

and

FreeHand Systems, Inc.

Dated September 14, 2005

**EXCHANGE AGREEMENT**

**THIS EXCHANGE AGREEMENT** (hereinafter referred to as this "Agreement") is entered into as of this 14th day of September, 2005 by and between U.S. Environmental, Inc., a Delaware corporation (hereinafter referred to as "USEV"), FreeHand Systems, Inc., a Nevada corporation (hereinafter referred to as "FHS"), and all of the shareholders of FHS ("Shareholders") upon the following premises:

Premises

**WHEREAS**, USEV is a publicly held corporation organized under the laws of the State of Delaware;

**WHEREAS**, FHS is a corporation organized under the laws of the State of Nevada;

**WHEREAS**, management of the constituent corporations have determined that it is in the best interest of the parties that USEV acquire I00% of the issued and outstanding securities of FHS in exchange for the issuance of certain shares of USEV to the Shareholders (the "Exchange") on the terms described herein; and

**WHEREAS**, USEV and the Shareholders desire to set forth the terms of the Exchange, which is intended to constitute a tax-free reorganization pursuant to the provisions of Section 368(a)(I)(B) of the Internal Revenue Code of I986, as amended (the "code").

Agreement

**NOW THEREFORE**, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the parties to be derived herefrom, it is hereby agreed as follows:

**ARTICLE I**

**REPRESENTATIONS, COVENANTS, AND WARRANTIES OF FHS**

As an inducement to, and to obtain the reliance of USEV except as set forth on the FHS Schedules (as hereinafter defined), FHS and each of the Shareholders represents and warrants as follows:

Section I.0I Organization. FHS is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada and has the corporate power and is duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualification to do business as a foreign corporation in the states or countries in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification, except where failure to be so qualified would not have a material adverse effect on its business. Complete and correct Articles of Incorporation and Bylaws as in effect on the date hereof, have been delivered to USEV The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of FHS's Articles of Incorporation or Bylaws. FHS has taken all actions required by law, its Articles of Incorporation or Bylaws, or otherwise to authorize the execution and delivery of this Agreement. FHS has full power, authority, and legal right and has taken all action required by law, its Articles of Incorporation and Bylaws and otherwise to consummate the transactions herein contemplated.

Section I.02 Capitalization. The authorized capitalization of FHS consists of 50,000,000 shares of common stock, of which I4,831,000 shares are currently issued and outstanding, 5,000,000 shares of preferred stock, of which 334,669 class A preferred shares have been issued and 1,840,678 class B preferred shares have been issued. The class A preferred shares are convertible to common shares at a ratio of 10:1 and the class B preferred shares are convertible to common shares at a ratio of 1:1. All issued

and outstanding shares are legally issued, fully paid, and non-assessable and not issued in violation of the preemptive or other rights of any person.

Section I.03 Subsidiaries and Predecessor Corporations. FHS does not have any predecessor corporation(s) or subsidiaries, and does not own, beneficially or of record, any shares of any other corporation.

Section I.04 Financial Statements.

(a) All such financial statements have been prepared in accordance with generally accepted accounting principles. The FHS balance sheets present a true and fair view as of the dates of such balance sheets of the financial condition of FHS. FHS did not have, as of the dates of such balance sheets, except as and to the extent reflected or reserved against therein, any liabilities or obligations (absolute or contingent) which should be reflected in the balance sheets or the notes thereto, prepared in accordance with generally accepted accounting principles, and all assets reflected therein are properly reported and present fairly the value of the assets of FHS in accordance with generally accepted accounting principles.

(b) FHS has no liabilities with respect to the payment of any federal, state, county, local or other taxes (including any deficiencies, interest or penalties), except for taxes accrued but not yet due and payable.

(c) FHS has filed all state, federal or local income and/or franchise tax returns required to be filed by it from inception to the date hereof. Each of such income tax returns reflects the taxes due for the period covered thereby, except for amounts which, in the aggregate, are immaterial.

(d) The books and records, financial and otherwise, of FHS are in all material respects complete and correct and have been maintained in accordance with good business and accounting practices.

(e) All of FHS's assets are reflected on its financial statements, and, except as set forth in the FHS Schedules or the financial statements of FHS or the notes thereto, FHS has no material liabilities, direct or indirect, matured or unmatured, contingent or otherwise.

Section I.05 Information. The information concerning FHS set forth in this Agreement is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading. In addition, FHS has fully disclosed in writing to USEV all information relating to matters involving FHS or its assets or its present or past operations or activities.

Section I.06 Options or Warrants. There are no existing options, warrants, calls, or commitments of any character relating to the authorized and unissued FHS common stock.

Section I.07 Absence of Certain Changes or Events. Except as set forth in this Agreement;

(a) there has not been (i) any material adverse change in the business, operations, properties, assets, or condition of FHS or (ii) any damage, destruction, or loss to FHS (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets, or condition of FHS;

(b) FHS has not (i) amended its Articles of Incorporation or Bylaws; (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) waived any rights of value which in the aggregate are outside of the ordinary course of business or material considering the business of FHS; (iv) made any material change in its method of management, operation or accounting; (v) entered into any other material transaction other than sales in the ordinary course of its business; (vi) made any accrual or arrangement for

payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; (vii) increased the rate of compensation payable or to become payable by it to any of its officers or directors or any of its salaried employees; or (viii) made any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with its officers, directors, or employees other than in the ordinary course of business;

(c) FHS has not (i) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except as disclosed herein and except liabilities incurred in the ordinary course of business; (ii) paid or agreed to pay any material obligations or liability (absolute or contingent) other than current liabilities reflected in or shown on the most recent FHS balance sheet, and current liabilities incurred since that date in the ordinary course of business and professional and other fees and expenses in connection with the preparation of this Agreement and the consummation of the transactions contemplated hereby; (iii) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights, or canceled, or agreed to cancel, any debts or claims; (iv) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business of FHS; or (v) issued, delivered, or agreed to issue or deliver any stock, bonds or other corporate securities including debentures (whether authorized and unissued or held as treasury stock); and

(d) to the best knowledge of FHS, FHS has not become subject to any law or regulation which materially and adversely affects, or in the future may adversely affect the business, operations, properties, assets, or condition of FHS.

Section I.08 Title and Related Matters. FHS has good and marketable title to all of its properties, inventory, interests in properties, and assets, real and personal, which are reflected in the most recent FHS balance sheet or acquired after that date (except properties, inventory, interests in properties, and assets sold or otherwise disposed of since such date in the ordinary course of business) free and clear of all liens, pledges, charges, or encumbrances except (a) statutory liens or claims not yet delinquent and (b) such imperfections of title and easements as do not and will not materially detract from or interfere with the present or proposed use of the properties subject thereto or affected thereby or otherwise materially impair present business operations on such properties; FHS owns, free and clear of any liens, claims, encumbrances, royalty interests, or other restrictions or limitations of any nature whatsoever, any and all products it is currently manufacturing, including the underlying technology and data, and all procedures, techniques, marketing plans, business plans, methods of management, or other information utilized in connection with FHS business; no third party has any right to, and FHS has not received any notice of infringement of or conflict with asserted rights of others with respect to any product, technology, data, trade secrets, know-how, propriety techniques, trademarks, service marks, trade names, or copyrights which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a materially adverse effect on the business, operations, financial condition, income, or business prospects of FHS or any material portion of its properties, assets, or rights. The Shareholders own all right, title and interest in and to the FHS shares to be exchanged pursuant to this Agreement free and clear of all liens, pledges, encumbrances, charges, restrictions or claims of any kind, nature, or description.

Section I.09 Litigation and Proceedings. There are no actions, suits, proceedings, or investigations pending or, to the knowledge of FHS after reasonable investigation, threatened by or against FHS or affecting FHS or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. FHS does not have any knowledge of any material default on its part with respect to any judgment, order, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality or of any circumstances which, after reasonable investigation, would result in the discovery of such a default.

Section I.10 Contracts.

(a) There are no "material" contracts, agreements, franchises, license agreements, debt

instruments or other commitments to which FHS is a party or by which it or any of its assets, products, technology, or properties are bound other than those incurred in the ordinary course of business.

(b) All material contracts, agreements, franchises, license agreements, and other commitments to which FHS is a party or by which its properties are bound and which are material to the operations of FHS taken as a whole are valid and enforceable by FHS in all respects, except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally;

(c) FHS is not a party to or bound by, and the properties of FHS are not subject to any material contract, agreement, other commitment or instrument; any charter or other corporate restriction; or any judgment, order, writ, injunction, decree, or award which materially and adversely affects, the business operations, properties, assets, or condition of FHS; and

(d) FHS is not a party to any oral or written (i) contract for the employment of any officer or employee which is not terminable on 30 days, or less notice; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan or (iii) material agreement, contract, or indenture relating to the borrowing of money.

Section I.11 Material Contract Defaults. FHS is not in default in any material respect under the terms of any outstanding material contract, agreement, lease, or other commitment and there is no event of default in any material respect under any such material contract, agreement, lease, or other commitment in respect of which FHS has not taken adequate steps to prevent such a default from occurring.

Section I.12 No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, constitute an event of default under, or terminate, accelerate or modify the terms of any material indenture, mortgage, deed of trust, or other material contract, agreement, or instrument to which FHS is a party or to which any of its properties or operations are subject.

Section I.13 Governmental Authorizations. FHS has all licenses, franchises, permits, and other governmental authorizations that are legally required to enable it to conduct its business in all material respects as conducted on the date hereof. Except for compliance with federal and state securities and corporation laws, as hereinafter provided, no authorization, approval, consent, or order of, or registration, declaration, or filing with, any court or other governmental body is required in connection with the execution and delivery by FHS of this Agreement and the consummation by FHS of the transactions contemplated hereby.

Section I.14 Compliance With Laws and Regulations. To the best of its knowledge FHS has complied with all applicable statutes and regulations of any federal, state, or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of FHS or except to the extent that noncompliance would not result in the occurrence of any material liability for FHS.

Section I.15 Insurance. All of the properties of FHS are insured for an amount deemed reasonable.

Section I.16 Approval of Agreement. The board of directors of FHS has authorized the execution and delivery of this Agreement by FHS and has approved this Agreement and the transactions contemplated hereby.

Section 1.17 Valid Obligation. This Agreement and all agreements and other documents executed by FHS in connection herewith constitute the valid and binding obligation of FHS, enforceable in accordance with its or their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought.

Section 1.18 Shareholders. Except as set forth in Schedule 1.18, each of the Shareholders is an accredited investor as that term is defined in Rule 215 of the Securities Act of 1933.

**ARTICLE II**

**REPRESENTATIONS, COVENANTS, AND WARRANTIES OF USEV**

As an inducement to, and to obtain the reliance of FHS and the FHS Shareholders, except as set forth in the USEV Schedules (as hereinafter defined), USEV represents and warrants as follows:

Section 2.01 Organization. USEV is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has the corporate power and is duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets, to carry on its business in all material respects as it is now being conducted, and except where failure to be so qualified would not have a material adverse effect on its business, there is no jurisdiction in which it is not qualified in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of USEV certificate of incorporation or bylaws. USEV has taken all action required by law, its certificate of incorporation, its bylaws, or otherwise to authorize the execution and delivery of this Agreement, and USEV has full power, authority, and legal right and has taken all action required by law, its certificate of incorporation, bylaws, or otherwise to consummate the transactions herein contemplated.

Section 2.02 Capitalization. USEV authorized capitalization consists of 200,000,000 shares of common stock with $0.0001 value of which 12,345,000 shares are issued and outstanding. No shares of preferred stock or any other claim of common stock are authorized. All issued and outstanding shares are legally issued, fully paid, and non-assessable and not issued in violation of the preemptive or other rights of any person. USEV shall obtain a certificate from American Stock Transfer & Trust Company, NY, NY that USEV has no more than 270 shareholders and 12,345,000 shares of common stock outstanding. Presently there are 10,000,000 shares of common stock issued in the name of Ven, Inc. USEV agrees that these shares can be and will be cancelled on the books of the corporation.

Section 2.03 Subsidiaries and Predecessor Corporations. USEV does not have any predecessor corporation(s) or subsidiaries, and does not own, beneficially or of record, any shares of any other corporation.

Section 2.04 Securities Filings; Financial Statements.

(a) All such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved. The USEV balance sheets present fairly as of their respective dates the financial condition of USEV As of the date of such balance sheets, except as and to the extent reflected or reserved against therein, USEV had no liabilities or obligations (absolute or contingent) which should be reflected in the balance sheets or the notes thereto prepared in accordance with generally accepted accounting principles, and all assets reflected therein are properly reported and present fairly the value of the assets of USEV in accordance with generally accepted accounting principles. The statements of operations, stockholders' equity and cash flows reflect fairly the information required to be set forth therein by generally accepted accounting principles.

(b) USEV has no liabilities with respect to the payment of any federal, state, county, local or other taxes (including any deficiencies, interest or penalties), except for taxes accrued but not yet due and payable.

(c) USEV will timely file all state, federal or local income and/or franchise tax returns required to be filed by it from inception to the date hereof. Each of such income tax returns reflects the taxes due for the period covered thereby, except for amounts which, in the aggregate, are immaterial.

(d) The books and records, financial and otherwise, of USEV are in all material aspects complete and correct and have been maintained in accordance with good business and accounting practices.

(e) All of USEV assets are reflected on its financial statements, and, except as set forth in the USEV Schedules or the financial statements of USEV or the notes thereto, USEV has no material liabilities, direct or indirect, matured or unmatured, contingent or otherwise.

(f) USEV has failed to file timely reports with the Securities and Exchange Commission, this last filing being a form 10QSB filed on September 1, 1999. USEV shall cause a form 15 to be filed with the Securities and Exchange Commission to terminate its filing requirements.

Section 2.05 Information. The information concerning USEV set forth in this Agreement and the USEV Schedules is complete and accurate in all material respects and does not contain any untrue statements of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading. In addition, USEV has fully disclosed in writing to FHS (through this Agreement or the USEV Schedules) all information relating to matters involving USEV or its assets or its present or past operations or activities which (i) indicated or may indicate, in the aggregate, the existence of a greater than $5,000 liability of USEV.

Section 2.06 Options or Warrants. There are no existing options, warrants, calls, or commitments of any character relating to any issued and outstanding capital stock or to any authorized and unissued capital stock of USEV

Section 2.07 Absence of Certain Changes or Events. Since the date of the most recent USEV balance sheet:

(a) there has not been (i) any material adverse change in the business, operations, properties, assets or condition of USEV or (ii) any damage, destruction or loss to USEV (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets or condition of USEV;

(b) USEV has not (i) amended its certificate of incorporation or bylaws; (ii) declared or made, or agreed to declare or make any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any
of its capital stock; (iii) waived any rights of value which in the aggregate are outside of the ordinary course of business or material considering the business of USEV (iv) made any material change
in its method of management, operation, or accounting; (v) entered into any transactions or
agreements other than in the ordinary course of business; (vi) made any accrual or arrangement
for or payment of bonuses or special compensation of any kind or any severance or termination pay
to any present or former officer or employee; (vii) increased the rate of compensation payable or to
become payable by it to any of its officers or directors or any of its salaried employees whose
monthly compensation exceed $1,000; or (viii) made any increase in any profit sharing, bonus,
deferred compensation, insurance, pension, retirement, or other employee benefit plan,
payment, or arrangement, made to, for or with its officers, directors, or employees;

(c) USEV has not (i) granted or agreed to grant any options, warrants, or other rights for its stock, bonds, or other corporate securities calling for the issuance thereof or with respect to outstanding common stock; (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (iii) paid or agreed to pay any material obligations or liabilities (absolute or contingent) other than current liabilities reflected in or shown on the most recent USEV balance sheet and current liabilities incurred since that date in the ordinary course of business and professional and other fees and expenses in connection with the preparation of this Agreement and the consummation of the transaction contemplated hereby; (iv) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights (except assets, properties, or rights not used or useful in its business which, in the aggregate have a value of less than $1000), or canceled, or agreed to cancel, any debts or claims (except debts or claims which in the aggregate are of a value less than $1000); (v) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business of USEV or (vi) issued, delivered or agreed to issue or deliver, any stock, bonds, or other corporate securities including debentures (whether authorized and unissued or held as treasury stock), except in connection with this Agreement; and

(d) to the best knowledge of USEV it has not become subject to any law or regulation which materially and adversely affects, or in the future, may adversely affect, the business, operations, properties, assets or condition of USEV.

Section 2.08 Title and Related Matters. USEV has good and marketable title to all of its properties, inventory, interest in properties, and assets, real and personal, which are reflected in the most recent USEV balance sheet or acquired after that date (except properties, inventory, interest in properties, and assets sold or otherwise disposed of since such date in the ordinary course of business), free and clear of all liens, pledges, charges, or encumbrances except (a) statutory liens or claims not yet delinquent; (b) such imperfections of title and easements as do not and will not materially detract from or interfere with the present or proposed use of the properties subject thereto or affected thereby or otherwise materially impair present business operations on such properties; and (c) as described in the USEV Schedules. Except as set forth in the USEV Schedules, USEV owns, free and clear of any liens, claims, encumbrances, royalty interests, or other restrictions or limitations of any nature whatsoever, any and all products it is currently manufacturing, including the underlying technology and data, and all procedures, techniques, marketing plans, business plans, methods of management, or other information utilized in connection with USEV business. Except as set forth in the USEV Schedules, no third party has any right to, and USEV has not received any notice of infringement of or conflict with asserted rights of others with respect to any product, technology, data, trade secrets, know-how, propriety techniques, trademarks, service marks, trade names, or copyrights which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a materially adverse effect on the business, operations, financial condition, income, or business prospects of USEV or any material portion of its properties, assets, or rights.

Section 2.09 Litigation and Proceedings. There are no actions, SEC inquires (formal or informal), suits, proceedings or investigations pending or, to the knowledge USEV after reasonable investigation, threatened by or against USEV or affecting USEV or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. USEV has no knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator, or governmental agency or instrumentality or any circumstance which after reasonable investigation would result in the discovery of such default.

Section 2.10 Contracts.

(a) USEV is not a party to, and its assets, products, technology and properties are not bound by, any material contract, franchise, license agreement, agreement, debt instrument or other commitments whether such agreement is in writing or oral.

(b) All contracts, agreements, franchises, license agreements, and other commitments

to which USEV is a party or by which its properties are bound and which are material to the operations of USEV taken as a whole are valid and enforceable by USEV in all respects, except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally;

(c) USEV is not a party to or bound by, and the properties of USEV are not subject to any contract, agreement, other commitment or instrument; any charter or other corporate restriction; or any judgment, order, writ, injunction, decree, or award which materially and adversely affects, the business operations, properties, assets, or condition of USEV and

(d) Except as included or described in the USEV Schedules or reflected in the most recent USEV balance sheet, USEV is not a party to any oral or written (i) contract for the employment of any officer or employee which is not terminable on 30 days, or less notice; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan or (iii) agreement, contract, or indenture relating to the borrowing of money

(e) Any and all contracts (written or verbal) by and between USEV and Jimmy Wang and USEV and Bob Smith have been terminated. USEV does not owe these parties any monies, shares of its common stock or any other consideration.

Section 2.11 Material Contract Defaults. USEV is not in default in any material respect under the terms of any outstanding contract, agreement, lease, or other commitment which is material to the business, operations, properties, assets or condition of USEV and there is no event of default in any material respect under any such contract, agreement, lease, or other commitment in respect of which USEV has not taken adequate steps to prevent such a default from occurring.

Section 2.12 No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, constitute a default under, or terminate, accelerate or modify the terms of, any indenture, mortgage, deed of trust, or other material agreement or instrument to which USEV is a party or to which any of its assets or operations are subject.

Section 2.13 Governmental Authorizations. USEV has all licenses, franchises, permits, and other governmental authorizations, that are legally required to enable it to conduct its business operations in all material respects as conducted on the date hereof. Except for compliance with federal and state securities or corporation laws, as hereinafter provided, no authorization, approval, consent or order of, of registration, declaration or filing with, any court or other governmental body is required in connection with the execution and delivery by USEV of this Agreement and the consummation by USEV of the transactions contemplated hereby.

Section 2.14 Compliance With Laws and Regulations. To the best of its knowledge, USEV has complied with all applicable statutes and regulations of any federal, state, or other applicable governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets or condition of USEV or except to the extent that noncompliance would not result in the occurrence of any material liability. This compliance includes, but is not limited to, the filing of all reports to date with federal and state securities authorities.

Section 2.15 Insurance. All of the properties of USEV are fully insured for their full replacement cost.

Section 2.16 Approval of Agreement. The board of directors of USEV has authorized the execution and delivery of this Agreement by USEV and has approved this Agreement and the transactions contemplated hereby and will recommend to its shareholders that they approve this Agreement and the transactions contemplated hereby.

Section 2.17 Continuity of Business Enterprises. USEV has no commitment or present intention

to liquidate FHS or sell or otherwise dispose of a material portion of FHS's business or assets following the consummation of the transactions contemplated hereby.

Section 2.18 Material Transactions or Affiliations. Except as disclosed herein and in the USEV Schedules, there exists no contract, agreement or arrangement between USEV and any predecessor and any person who was at the time of such contract, agreement or arrangement an officer, director, or person owning of record or known by USEV to own beneficially, 5% or more of the issued and outstanding common stock of USEV and which is to be performed in whole or in part after the date hereof or was entered into not more than three years prior to the date hereof. Neither any officer, director, nor 5% shareholder of USEV has, or has had since inception of USEV any known interest, direct or indirect, in any such transaction with USEV which was material to the business of USEV USEV has no commitment, whether written or oral, to lend any funds to, borrow any money from, or enter into any other transaction with, any such affiliated person.

Section 2.19 Bank Accounts; Power of Attorney. Set forth in Schedule 2.19 is a true and complete list of (a) all accounts with banks, money market mutual funds or securities or other financial institutions maintained by USEV within the past twelve (12) months, the account numbers thereof, and all persons authorized to sign or act on behalf of USEV (b) all safe deposit boxes and other similar custodial arrangements maintained by USEV within the past twelve (12) months, and (c) the names of all persons holding powers of attorney from USEV or who are otherwise authorized to act on behalf of USEV with respect to any matter, other than its officers and directors, and a summary of the terms of such powers or authorizations.

Section 2.20 Valid Obligation. This Agreement and all agreements and other documents executed by USEV in connection herewith constitute the valid and binding obligation of USEV enforceable in accordance with its or their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought.

## ARTICLE III

## PLAN OF EXCHANGE

Section 3.01 The Exchange. On the terms and subject to the conditions set forth in this Agreement, on the Closing Date (as defined in Section 3.03), each FHS Shareholder who shall elect to accept the exchange offer described herein (the "Accepting Shareholders"), shall assign, transfer and deliver, free and clear of all liens, pledges, encumbrances, charges, restrictions or known claims of any kind, nature, or description, the number of shares of outstanding stock of FHS in the aggregate constituting 100% of the issued and outstanding shares of common and preferred stock of FHS held by each of such shareholders; the objective of such Exchange being the acquisition by USEV of 100% of the issued and outstanding stock of FHS. In exchange for the transfer of such securities by the FHS Shareholders, USEV shall issue to the FHS Shareholders (i) an aggregate of approximately 14,831,000 shares of common stock of USEV (the "Initial Shares"). At the Closing, each FHS Shareholder shall, on surrender of his certificate or certificates representing such FHS shares to USEV or its registrar or transfer agent, be entitled to receive a certificate or certificates evidencing his proportionate interest in the Initial Shares. Upon consummation of the transaction contemplated herein, assuming participation by all of the FHS Shareholders, all of the shares of capital stock of FHS shall be held by USEV.

Section 3.02 Anti-Dilution. The number of shares of USEV common stock issuable upon exchange pursuant to Section 3.01 shall be appropriately adjusted to take into account any other stock split, stock dividend, reverse stock split, recapitalization, or similar change in the USEV common stock which may occur between the date of the execution of this Agreement and the Closing Date, as to the Initial Shares.

Section 3.03 Closing. The closing ("Closing") of the transactions contemplated by this Agreement shall be on October 1, 2005 ("Closing Date"). Such Closing shall take place at a mutually agreeable time and

Section 3.04 Closing Events. At the Closing, USEV, FHS and each of the Accepting Shareholders shall execute, acknowledge, and deliver (or shall ensure to be executed, acknowledged, and delivered) any and all certificates, opinions, financial statements, schedules, agreements, resolutions, rulings or other instruments required by this Agreement to be so delivered at or prior to the Closing, together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby.

## ARTICLE IV

## SPECIAL COVENANTS

Section 4.01 Access to Properties and Records. USEV and FHS will each afford to the officers and authorized representatives of the other full access to the properties, books and records of USEV or FHS, as the case may be, in order that each may have a full opportunity to make such reasonable investigation as it shall desire to make of the affairs of the other.

Section 4.02 Delivery of Books and Records. At the Closing, FHS shall deliver to USEV the originals of the corporate minute books, books of account, contracts, records, and all other books or documents of FHS now in the possession of FHS or its representatives.

Section 4.03 Third Party Consents and Certificates. USEV and FHS agree to cooperate with each other in order to obtain any required third party consents to this Agreement and the transactions herein contemplated.

Section 4.04 Actions Prior to Closing.

(a) From and after the date of this Agreement until the Closing Date and except as set forth in the USEV Schedules or FHS Schedules or as permitted or contemplated by this Agreement, USEV (subject to paragraph (d) below) and FHS respectively, will each:

(i) carry on its business in substantially the same manner as it has heretofore;

(ii) maintain and keep its properties in states of good repair and condition as at present, except for depreciation due to ordinary wear and tear and damage due to casualty;

(iii) maintain in full force and effect insurance comparable in amount and in scope of coverage to that now maintained by it;

(iv)perform in all material respects all of its obligations under material contracts, leases, and instruments relating to or affecting its assets, properties, and business;

(v) use its best efforts to maintain and preserve its business organization intact, to retain its key employees, and to maintain its relationship with its material suppliers and customers; and

(vi) fully comply with and perform in all material respects all obligations and duties imposed on it by all federal and state laws and all rules, regulations, and orders imposed by federal or state governmental authorities.

(b) From and after the date of this Agreement until the Closing Date, neither USEV nor FHS will:

(i) make any changes in their articles or certificate of incorporation or bylaws;

(ii) take any action described in Section I.07 in the case of FHS, or in Section 2.07, in the case of USEV (all except as permitted therein or as disclosed in the applicable party's schedules);

(iii) enter into or amend any contract, agreement, or other instrument of any of the types described in such party's schedules, except that a party may enter into or amend any contract, agreement, or other instrument in the ordinary course of business involving the sale of goods or services; or

(iv) sell any assets or discontinue any operations (other than the Divestiture), sell any shares of capital stock or conduct any similar transactions other than in the ordinary course of business.

(c) In light of the fact that FHS Shareholders will control USEV as a result of the Exchange, from and after the date of this Agreement until the Closing Date, USEV shall take no action which is material to its business without the prior written approval of FHS, which FHS may give or withhold in its sole discretion after consultation with USEV.

Section 4.5 Indemnification.

(a) FHS hereby agrees to indemnify USEV and each of the officers, agents and directors of USEV, and each of the USEV shareholders, as of the date of execution of this Agreement, against any loss, liability, claim, damage, or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentations made under Article I of this Agreement. The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement.

(b) USEV hereby agrees to indemnify FHS and each of the officers, agents, and directors of FHS and each of the FHS Shareholders as of the date of execution of this Agreement against any loss, liability, claim, damage, or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentation made under Article II of this Agreement. The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement.

Section 4.6 Indemnification of Subsequent Corporate Actions. No officer, director, controlling shareholder, agent or representative of USEV or any other person currently affiliated with USEV has offered or agreed to assist in the promotion, market making, development, enhancement, or support of USEV business, capital raising, or securities market.

## ARTICLE V

## CONDITIONS PRECEDENT TO OBLIGATIONS OF USEV

The obligations of USEV under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

Section 5.01 Accuracy of Representations and Performance of Covenants. The representations and warranties made by FHS in this Agreement were true when made and shall be true at the Closing Date

with the same force and effect as if such representations and warranties were made at and as of the Closing Date (except for changes therein permitted by this Agreement). FHS shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by FHS prior to or at the Closing.

Section 5.02 Good Standing. USEV shall have received a certificate of good standing from FHS.

Section 5.03 Approval by FHS Shareholders. The Exchange shall have been approved, and shares delivered in accordance with Section 3.01, by the holders of not less than One hundred percent (100%) of the outstanding common stock of FHS, unless a lesser number is agreed to by USEV.

Section 5.04 No Governmental Prohibition. No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality which prohibits the consummation of the transactions contemplated hereby.

Section 5.05 Consents. All consents, approvals, waivers or amendments pursuant to all contracts, licenses, permits, trademarks and other intangibles in connection with the transactions contemplated herein, or for the continued operation of USEV and FHS after the Closing Date on the basis as presently operated shall have been obtained.

Section 5.06 Other Items. USEV shall have received a list of FHS Shareholders containing the name, address, and number of shares held by each FHS Shareholder as of the date of Closing, certified by an executive officer of FHS as being true, complete and accurate.

## ARTICLE VI

## CONDITIONS PRECEDENT TO OBLIGATIONS OF FHS AND THE FHS SHAREHOLDERS

The obligations of FHS and the FHS Shareholders under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

Section 6.01 Accuracy of Representations and Performance of Covenants. The representations and warranties made by USEV in this Agreement were true when made and shall be true as of the Closing Date (except for changes therein permitted by this Agreement) with the same force and effect as if such representations and warranties were made at and as of the Closing Date. Additionally, USEV shall have performed and complied with all covenants and conditions required by this Agreement to be performed or complied with by USEV and shall have satisfied the conditions described below prior to or at the Closing:

(a) Immediately prior to the Closing, USEV shall have no more than an aggregate of 12,345,000 shares of common stock issued and outstanding or issuable pursuant to outstanding warrants and options, excluding any shares issuable pursuant to the Exchange.

(b) The shareholders of USEV shall have approved the Exchange and the related transactions described herein.

Section 6.02 Good Standing. FHS shall have received a certificate of good standing from the Secretary of State of the State of Delaware or other appropriate office, dated as of a date within ten days prior to the Closing Date certifying that USEV is in good standing as a corporation in the State of Delaware and has filed all tax returns required to have been filed by it to date and has paid all taxes reported as due thereon.

Section 6.03 No Governmental Prohibition. No order, statute, rule, regulation, executive order,

injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality which prohibits the consummation of the transactions contemplated hereby.

Section 6.04 Other Items. FHS shall have received an acceptable legal opinion as contemplated in Section 3.04.

## ARTICLE VII

## MISCELLANEOUS

Section 7.01 Brokers. USEV and FHS agree that, there were no finders or brokers involved in bringing the parties together or who were instrumental in the negotiation, execution or consummation of this Agreement. USEV and FHS each agree to indemnify the other against any claim by any third person other than those described above for any commission, brokerage, or finder's fee arising from the transactions contemplated hereby based on any alleged agreement or understanding between the indemnifying party and such third person, whether express or implied from the actions of the indemnifying party.

Section 7.02 Governing Law. This Agreement shall be governed by, enforced, and construed under and in accordance with the laws of the United States of America and, with respect to the matters of state law, with the laws of the State of Nevada without giving effect to principles of conflicts of law thereunder. Each of the parties (a) irrevocably consents and agrees that any legal or equitable action or proceedings arising under or in connection with this Agreement shall be brought exclusively in the federal courts of the United States, (b) by execution and delivery of this Agreement, irrevocably submits to and accepts, with respect to any such action or proceeding, generally and unconditionally, the jurisdiction of the aforesaid court, and irrevocably waives any and all rights such party may now or hereafter have to object to such jurisdiction.

Section 7.03 Notices. Any notice or other communications required or permitted hereunder shall be in writing and shall be sufficiently given if personally delivered to it or sent by telecopy, overnight courier or registered mail or certified mail, postage prepaid, addressed as follows:

If to USEV to: U.S. Environmental, Inc.
14000 North 94th Street
Suite 1182
Scottsdale, AZ 85260

If to FHS , to: FreeHand Systems, Inc.
95 First Street
Suite 200
Los Altos, CA 94022

or such other addresses as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given (i) upon receipt, if personally delivered, (ii) on the day after dispatch, if sent by overnight courier, (iii) upon dispatch, if transmitted by telecopy and receipt is confirmed by telephone and (iv) three (3) days after mailing, if sent by registered or certified mail.

Section 7.04 Attorney's Fees. In the event that either party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the prevailing party shall be

reimbursed by the losing party for all costs, including reasonable attorney's fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

Section 7.05 Confidentiality. Each party hereto agrees with the other that, unless and until the transactions contemplated by this Agreement have been consummated, it and its representatives will hold in strict confidence all data and information obtained with respect to another party or any subsidiary thereof from any representative, officer, director or employee, or from any books or records or from personal inspection, of such other party, and shall not use such data or information or disclose the same to others, except (i) to the extent such data or information is published, is a matter of public knowledge, or is required by law to be published; or (ii) to the extent that such data or information must be used or disclosed in order to consummate the transactions contemplated by this Agreement. In the event of the termination of this Agreement, each party shall return to the other party all documents and other materials obtained by it or on its behalf and shall destroy all copies, digests, work papers, abstracts or other materials relating thereto, and each party will continue to comply with the confidentiality provisions set forth herein.

Section 7.06 Schedules; Knowledge. Each party is presumed to have full knowledge of all information set forth in the other party's schedules delivered pursuant to this Agreement.

Section 7.07 Third Party Beneficiaries. This contract is strictly between USEV, FHS and the Shareholders, and, except as specifically provided, no director, officer, stockholder (other than the FHS Shareholders), employee, agent, independent contractor or any other person or entity shall be deemed to be a third party beneficiary of this Agreement.

Section 7.08 Expenses. Whether or not the Exchange is consummated, each of USEV and FHS will bear their own respective expenses, including legal, accounting and professional fees, incurred in connection with the Exchange or any of the other transactions contemplated hereby.

Section 7.9 Entire Agreement. This Agreement represents the entire agreement between the parties relating to the subject matter thereof and supersedes all prior agreements, letters of intent, understandings and negotiations, written or oral, with respect to such subject matter.

Section 7.10 Survival; Termination. The representations, warranties, and covenants of the respective parties shall survive the Closing Date and the consummation of the transactions herein contemplated for a period of one year.

Section 7.11 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

Section 7.12 Amendment or Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to the Closing Date, this Agreement may by amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

Section 7.13 Best Efforts. Subject to the terms and conditions herein provided, each party shall use its best efforts to perform or fulfill all conditions and obligations to be performed or fulfilled by it under this Agreement so that the transactions contemplated hereby shall be consummated as soon as practicable. Each party also agrees that it shall use its best efforts to take, or cause to be taken, all actions and to do, or cause
to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective this Agreement and the transactions contemplated herein.

IN WITNESS WHEREOF, the corporate parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, as of the date first-above written.

USEV:

U.S. Environmental, Inc

BY: ______________________

FHS:

FreeHand Systems, Inc.

BY: ______________________
Kim Lorz
President

THE SHAREHOLDERS:

______________________
Kim Lorz, by Power of Attorney,
for the Shareholders listed in Exhibit "A"
attached hereto, being all of the
Shareholders of FreeHand Systems, Inc

Attested To: ______________________
Michael Hamilton

IN WITNESS WHEREOF, the corporate parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, as of the date first-above written.

USEV:

U.S. Environmental, Inc.

BY: Power of Attorney    attested to: Helene Crispens

FHS:

FreeHand Systems, Inc.

BY:
Kim Lorz
President

THE SHAREHOLDERS:

Kim Lorz, by Power of Attorney,
for the Shareholders listed in Exhibit "A"
attached hereto, being all of the
Shareholders of FreeHand Systems, Inc.

Attested To:
Michael Hamilton

## EXHIBIT A

All of the Shareholders of FreeHand Systems, Inc.